EXHIBIT 21.1


                               C&D PRODUCTION INC.

                                  SUBSIDIARIES



NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
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C&D Production Group, Inc.                            British Virgin Islands


C&D Production International                          People's Republic of China
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